Exhibit 10.4

COMMERCIAL LEASE

1.	Parties:
This Commercial Lease Agreement (“Lease is entered into between MySkin, Inc. (“Lessee”) and American Blacktop Inc./ Darrin Wilson (“Lessor”).

2.	Premises:
Lessor rents to Lessee, and Lessee rents from Lessor one Office Situated at: 811 Victoria Street in the City of Costa Mesa, State of California-92627, also described as of which Lessor is the Agent for owner, subject to the terms and conditions in this Agreement.

3.	Term: Six (6) Months
The term of this agreement and the rental associated with said agreement will begin on October 1, 2008. Premises to be delivered on September 16, 2008.

4.	Use: Commercial
Lessee shall use and occupy the premise for the purpose of: Business Related
Notwithstanding the forgoing, Lessee shall not use the premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

5. Payment of Rent:
Lessee will pay to Lessor monthly rent of $ 2,400.00 (Twenty Four Hundred Dollars and 00/100) payable in advance on the first day of each month, except when that day falls on a weekend or legal holiday, in which case rent is due on the next business day.

Payments received after the fifth day of the due date, will be considered late and are subject to a penalty equal to 10% of the monthly rental fee. Rent will be paid in the following manner unless Lessor designates otherwise:

6. Returned Check and Stop Payment:

In each instance that a check offered by Lessee to Lessor for any amount due under this Agreement or in payment of rent is returned for lack of sufficient funds, a “stop payment” or any other reason, a service charge which does not exceed the maximum amount allowed by applicable California law, will be assessed.

7. Security Deposit:

Lessee will pay to Lessor the sum of $ 2,400.00 (Twenty Four Hundred Dollars and 00/100), as a security deposit upon signing this Agreement. Lessee provides to Lessor said Security Deposit for the performance of Lessee’s obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. It is expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Lessor’s damages in case of default by Lessee. Unless otherwise provided by mandatory nonwaivable law or regulation, Lessor may commingle the Security Deposit with Lessor’s other funds. Lessor may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant, obligation or default of Lessee hereunder. Following any such application of the Security Deposit, Lessee shall pay to Lessor on demand the amount so applied in order to restore the Security Deposit to its original amount. If Lessor transfers Lessor’s interest in the premises during the term of this Lease, Lessor may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

8. Return of Security Deposit:
Within 21 days after Lesee has vacated the premises, returned keys and provided Lessor with a forwarding address, Lessor will return the deposit in full or give Lessee an itemized written statements of the reasons for, and the dollar amount of, any of the security deposit retained by Lessor, along with a check for any deposit balance.

9. Default:

If Lessee shall fail to pay rent when due, the Lessor, at his option, may terminate all rights of the Lessee herein after not less than fifteen (15) days written notice of such default given in a manner required by law unless Lessee rectifies or cures the default within the said time. In the event of a default made by Lessee in any of the other covenants or conditions to be kept, observed and performed by Lessee, Lessee shall have thirty (30) days after receipt of written notice thereof to cure such default. In the event that the Lessee shall fail to cure any default within the time allowed under this paragraph, Lessor may declare the term of this Lease ended and terminated by giving Lessee written notice of such intention, and if possession of the premises is not surrendered, Lessor may reenter said premises. Lessor shall have, in addition to the remedy above provided, any other right or remedy available to Lessor on account of any Lessee default, either in law or equity. Lessor shall use reasonable efforts to mitigate its damages.

If Lessee abandons or vacates the premises while in default of the payments of rent, Lessor may consider any property left on the premises to be abandoned and may dispose of the same in any manner allowed by law. If Lessor takes back the premises or if this lease is ended for any default by Lessee, rent for the unexpired term of the lease becomes immediately due and payable. If Lessee vacates the premises, rent is not paid on time or lease is canceled Lessor may use any legal method to take back the premises. Lessor may opt to re-lease premises to a new Lessee for a lower rent applying any rent received to the reduction of money owed by Lessee. In the event, Lessee shall be responsible for Lessor’s cost of rerenting which shall include the cost of advertising, preparation of premises for renting, repairs, broker and/or attorney’s fees. Lessee agrees to waive rights to trial by a jury in any matter or dispute between the parties under or because of this lease. In any proceeding to get possession of premises, Lesee agrees not to delay the legal process with requests for additional time. Lessee waives all rights to return to the premises after possession is returned to Lessor by a court of law. No failure to enforce any term shall be deemed a waiver.

If there is a default with respect to any of Lessor’s covenants, warranties or representations under this Lease, and if the default continues more than fifteen(15) days after notice in writing form Lessee to Lessor specifying the default, Lessee may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Lessee shall have been fully reimbursed for such expenditures, together of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Lessee’s receiving full reimbursement, Lessor shall pay the balance not yet reimbursed plus accrued interest to Lessee on demand.

10. Lesse’s Failure to Take Possession:
If, after signing this Agreement, Lessee Fails to take possession of the premises Lessee will still be responsible for Paying rent and complying with all other Terms of this Agreement.

11. Lessor’s Failure to Deliver Possession:
If Lessor is unable to deliver possession of the premises to Lessee for any Reason not within Lessor’s control, Including but not limited to partial or Complete destruction of the premises, Lessee will have the right to terminate this Agreement upon proper notice as required by law. In such event, Lessor’s liability to Lessee will be limited to the return of all sums previously paid by Lessee to Lessor. Lessee agrees to hold Lessor and Lessor’s agents Harmless for loss or damage for any reason not within Lessor’s control. In any case, Lessor’s liability to Lessee will be limited to the return of all sums previously paid by Lessee to Lessor.

12. Condemnation:
If any legally, constituted authority condemns the premises or such part thereof which shall make the premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Lessor and Lessee shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

13. Eminent Domain:
If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee’s use of the premise, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent shall be apportioned as of the termination date, and any rent paid for and period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, by Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

14. Assignment of Agreement and Subletting:
N/A Lessee will not sublet any part of the premises or assign this Agreement without the prior written consent of Lessor. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

15. Violations of Laws:
Lessee, guests and invitees of either Lessee or guests will not use the premises in such a manner that violates any law, ordinance, statutes or requirement of any municipal, state or federal authority now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee. Lessor shall comply with all laws, orders, ordinances, statutes or requirements now or hereafter affecting the premises.

16. Insurance:
While this Agreement is in effect, Lessor shall keep the premises insured against loss by fire and windstorm, in such amounts as Lessor shall deem appropriate. Lessee shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the premises.

If the premises is damaged by fire or other casualty resulting from any act or negligence of Lessee or any of Lessee’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Lessee shall be responsible for the costs of repairs not covered by insurance.

Lessee and Lessor shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in and on the premises with the premiums thereon fully paid on or before the due date, issued by and binding upon some insurance company approved by Lessor, such insurance to afford minimum protection of not less than N/A combined single limit coverage of bodily injury, property damage or combination thereof. Lessor shall be listed as an additional insured on Lessee’s Policy or policies of comprehensive general liability insurance, and Lessee shall provide Lessor with current Certificates of Insurance evidencing Lessee’s compliance with this Paragraph. Lessee shall obtain the agreement of Lessee’s insurers to notify Lessor of a material change of coverage or that a policy is due to expire at least (10) days prior to the implementation of such change or expiration. To the maximum extent permitted by insurance policies owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist. Lessor shall not be required to maintain insurance against thefts on or within the premises.

17. Tax Increase:
(X) Lessor shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the premises, and all personal property taxes with respect to Lessor’s personal property, if any, on the premises. Lessee shall be responsible for paying all personal property taxes with respect to Lessee’s personal property at the premises.

18. Property Damage and Destruction:
A total destruction of the buildings in which the premises may be situated shall terminate this lease.

If the premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Lesee’s purposes, then Lessee shall have the right within ninety(90) days following damage to elect by notice to Lessor to terminate this Lease as of the date of such damage.

In the event of a partial destruction of the premises during the term hereof, which is beyond Lessee’s reasonable control, from any other cause, except in the case where the premises is damaged by fire or other casualty resulting from any act or negligence of Lessee or any of Lessee’s agents, employees or invitees, as previously discussed, Lessor shall repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease. Lessee shall be relieved from paying rent and other charges during any portion of the Lease term that the premises are inoperable or unfit for occupancy, or use, in whole or in part, for Lessee’s purposes, except in the case where the premises is damaged by fire or other casualty resulting from any act or negligence of Lessee or any of Lessee’s agents, employees or invitees, as previously discussed. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payment(s), if any, but if no further payments are to be made, any such advance payments shall be refunded to Lessee. In making the repairs called for in this paragraph, Lessor shall not be liable for any delays resulting from strikes,

Governmental restrictions, inability to obtain necessary materials o labor or other matters which are beyond the reasonable control of Lessor.

In the event said repairs cannot be made within sixty(60) days or Lessor shall not elect make such repairs that cannot be made within sixty (60) days, this lease may be terminated at the option of either party.

In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement cost, Lessor may elect to terminate this lease whether the demises premises be injured or not.

19. Alterations and Repairs by Lessee
X) Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

20. Lessor’s Right to Access
In the event of an emergency, to make repairs or improvements or to show the premises to prospective buyers or Lessees or to conduct an annual inspection or to address a safety or maintenance problem, for the purpose of inspecting the same, Lessor or Lessor’s agents may enter the premises at reasonable hours, provided Lessor shall not thereby unreasonably interfere with Lessee’s business on the premises. Except in cases of emergency, Lessee’s abandonment of the premises, court order or where it is impractical to do so, Lessor shall give Lessee (24 hours) notice before entering.

Lessee will permit Lessor at any time within thirty (30) days prior to the expiration of this lease, to place upon the premises any usual “ To Let” or “For Lease” signs, and permit persons desiring to lease the same to inspect premises thereafter.

21. Lessee’s Maintenance:
(X) Lessee will keep the premises clean, sanitary and in good condition and, upon termination of the tenancy, return the premises to Lessor in a condition identical to that which existed when Lessee took occupancy, except for ordinary wear and tear and any additions or alterations authorized by Lessor.

22. Buildings Rules:
Lessee will comply with the rules of the building adopted and altered by Lessor from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Lessor to Lessee in writing. The initial rules for the building are incorporated herein for all purposes. Lessee hereby acknowledges receipt of building and/or complex rules from Lessor.

23. Subordination:
This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

Lessor is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the premises of the building, and Lesee agrees upon demand to execute such further instruments subordinating this Lease to the holder of any such liens as Lessor may request.

24. Agents and Authority to Receive Legal Papers:
Any notice, which either party may or is required to give, may be given by mailing the same, by certified mail, to Lessee at the premises. The Lessor, any person managing the premises and anyone designated by the Lessor as agent are authorized to accept service of process and receive other notices and demands, which may be delivered to:

25. Memorandum of Lease
The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Lessor and Lessee shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

26. Indemnification of Lessor:
Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claim for damages, no matter how caused.

27. Paragraph Headings:
The headings of particular paragraph and subparagraphs are inserted only for convenience and are not part or this Agreement and are not to act as a limitation on the scope of the particular paragraph to which the heading refers.

28. Court Costs and Attorneys Fees:
In any action or legal proceeding to enforce any part of this Agreement, the prevailing party shall recover reasonable attorneys’ fees and court costs.

29. Binding on Successors:
This lease is binding upon and inures to the benefit of the heirs, successors in interest to the parties.

30. Entire Agreement:
This document and any Attachments constitute the entire Agreement between the parties, and no promises or representations, other than those contained here and those implied by law, have been made by Lessor or Lessee. Any modifications to this Agreement must be in writing and signed by Lessor and Lessee.

31. Early Termination of Lease:
Lessee agrees and understands that the sale of or transfer of the ownership of the premises by the Lessor to another owner during the term of the lease will result in the termination of this lease in its entirety. Lessee holds Lessor harmless for any loss, whether direct or indirect, due to the early termination of this lease as a result of the sale of the premises.

32. Severability:
In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

ADDENDUM TO LEASE

1. Utilities and Services:
Tenant shall pay for all utilities and services at the Premises, including, without limitation, those specified below. Tenant acknowledges and agrees that (i) electricity, gas, water, sewer and trash pickup, telephone service and internet access, shall not be supplied to the Premises through Landlord, and (ii) Tenant shall pay for the actual costs to the applicable utility or service provider.

2. Six (6) Month Rent Increase
Monthly rent shall increase to $ 2,500.00 if a new Commercial Lease Agreement is signed between Lessee and Lessor for the Premises located at 811 Victoria Street, Costa Mesa, CA 92627.

Lessee

MySkin, Inc.

/s/MARICHELLE STOPPENHAGEN

Lessor

American Blacktop, Inc.

/s/DARRIN WILSON